UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15th, 2008
Date of Report (Date of earliest event reported)

RANCHO SANTA MONICA DEVELOPMENTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51376	83-0414306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 North A Street Madera, CA 93638	93638
(Address of principal executive offices)	(Zip Code)

(559) 474-8690
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 15th, 2008, the Company terminated its agreement of Contract of Purchase and Sale with L’Ena Enterprises Ltd. to purchase certain lands for $5,500,000 Canadian Dollars with civic address of 620 and 622 Seymour Street, Vancouver, British Columbia, Canada (the “Property”). The Company passed a resolution that it would not continue to pursue a development on the Property as a result of the City of Vancouver concluding that a Hotel Development would not be supported on the site. The Company will lose its $50,000 deposit to L’Ena Enterprises Ltd.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired: Not applicable.

(b)	Pro Forma financial information: Not applicable.

(c)	Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHO SANTA MONICA DEVELOPMENTS INC.

Date: October 15th, 2008
By: /s/ GRAHAM ALEXANDER
GRAHAM ALEXANDER
President and Chief Executive Officer